UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 ______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 08, 2024

NATIONAL WESTERN LIFE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55522	47-3339380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10801 N. Mopac Expy Bldg 3
Austin,	Texas	78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 836-1010

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Trading Symbol	Name of each exchange on which each class is to be registered:
Class A Common Stock, $0.01 par value	NWLI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12-b2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to Vote of Security Holders.

As previously disclosed on a Current Report on Form 8-K, on October 8, 2023, S. USA Life Insurance Company, Inc., an insurance company domiciled in Arizona (“Buyer”), PHG Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), and National Western Life Group, Inc., a Delaware corporation (the “Company” or “National Western”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Buyer (the “Merger”).

Pursuant to the Merger Agreement, on January 8, 2024, the Company held a special meeting of stockholders (the “Special Meeting”). A total of 2,847,477 shares of National Western Class A Common Stock entitled to vote, representing approximately 82.9% of the shares of National Western Class A Common Stock outstanding as of the record date of November 27, 2023 (the “Record Date”) and 100% of the 200,000 shares of National Western Class B Common Stock outstanding as of the Record Date, were present or represented, in person or by proxy, at the Special Meeting.

At the Special Meeting, National Western stockholders voted on two proposals. In accordance with the Restated Certificate of Incorporation of the Company, the Class A Common Stock and Class B Common Stock voted together as a single class.

Proposal 1 – The Merger Agreement

The proposal to adopt the Merger Agreement. The National Western stockholders approved Proposal 1, with approximately 75% of the outstanding common shares of both classes voting in favor of adopting the Merger Agreement, as follows:

Class	For	Against	Abstain	Broker Non-Votes
Class A Common Stock	2,525,286	319,559	2,632	0
Class B Common Stock	200,000	0	0	0
Combined Classes of Common Stock	2,725,286	319,559	2,632	0

Proposal 2 – Non-Binding Advisory Vote on Executive Compensation

The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to National Western Life Group, Inc.’s named executive officers based on or otherwise relates to the proposed merger.

The National Western stockholders approved Proposal 2, with approximately 73.5% of the outstanding common shares of both classes voting in favor of adopting the non-binding, advisory executive compensation proposal, as follows:

Class	For	Against	Abstain	Broker Non-Votes
Class A Common Stock	2,471,165	369,761	6,551	0
Class B Common Stock	200,000	0	0	0
Combined Classes of Common Stock	2,671,165	369,761	6,551	0

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE GROUP, INC.

Date: January 9, 2024	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer